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LOGO

PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                       PINNACLE FINANCIAL SERVICES, INC.

                                 April 13, 1998

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PINNACLE FINANCIAL
                                 SERVICES, INC.

  The undersigned shareholder of Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), hereby appoints Richard L. Schanze, Arnold L. Weaver and Donald E. Radde, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of Pinnacle which the undersigned is entitled to vote at the Special Meeting of Shareholders of Pinnacle (the "Special Meeting") to be held at the Radisson Hotel Star Plaza, Merrillville, Indiana on April 13, 1998, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:

  Proposal to adopt and approve an Agreement and Plan of Merger, dated October 14, 1997, by and between CNB Bancshares, Inc., an Indiana corporation ("CNB"), and Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), providing for the merger of Pinnacle with and into CNB.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

  Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

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LOGO

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Joint Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

Dated _____________ , 1998.         SIGN HERE:

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                                    Please insert date of signing. Sign ex-
                                    actly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administra-tor, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.